Exhibit 5.1

[Letterhead of Bryan Cave LLP]

November 5, 2010

Terex Corporation 200 Nyala Farm Road Westport, CT 06880

Ladies and Gentlemen:

We have acted as counsel to Terex Corporation, a Delaware corporation (the “Company”), and its subsidiaries listed on Schedule I hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to an aggregate of $1,000,000,000.00 of (i) debt securities of the Company, which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (ii) guarantees of Debt Securities by the Guarantors (the “Debt Securities Guarantees”); (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iv) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (v) depositary shares representing shares of Preferred Stock (the “Depositary Shares”); and (vi) securities warrants of the Company to purchase Debt Securities, Debt Security Guarantees, Common Stock, Preferred Stock and Depositary Shares (the “Warrants” and, collectively with the Debt Securities, Debt Securities Guarantees, Common Stock, Preferred Stock and Depositary Shares, the “Securities”).  Securities may be offered from time to time at indeterminate prices or upon conversion, exchange or exercise of any such Securities to the extent any such Securities are, by their terms, convertible into, or exchangeable or exercisable for, such Securities, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act.

The Senior Debt Securities will be issued under the indenture, dated July 20, 2007, by and between the Company and HSBC Bank USA, National Association, as trustee (the “Senior Indenture Trustee”), filed as Exhibit 4.1 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Senior Indenture”).  The Subordinated Debt Securities will be issued under the indenture, dated July 20, 2007, by and between the Company and HSBC Bank USA, National Association, as trustee (the “Subordinated Indenture Trustee”), filed as Exhibit 4.2 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”).  The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be specified

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November 5, 2010

therein (the “Warrant Agent”).  The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary agent to be specified therein (the “Depositary Agent”).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, including the Indentures.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, and the certificate of formation, certificate of incorporation, bylaws or limited liability company agreement, as applicable of the guarantors, and such other corporate or limited liability company records, agreements and instruments of the Company and the Guarantors, certificates of public officials and officers of the Company and Guarantors, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in certificates and statements of appropriate representatives of the Company and the Guarantors.

We have also assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities and the related Debt Securities Guarantees, the Senior Indenture will be the valid and legally binding obligation of the Senior Indenture Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of any Subordinated Debt Securities and the related Debt Securities Guarantees, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Indenture Trustee, enforceable against such party in accordance with its terms; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent enforceable against such party in accordance with its terms; and (4) at the time of execution, countersignature, issuance and delivery of depositary receipts evidencing the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities and any related Debt Securities Guarantees, the Senior Indenture will have been duly authorized, executed and delivered by the Company and the Senior Indenture Trustee, and will be in full force and effect and will not have been terminated or rescinded by the Company or the Senior Indenture Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities and any related Debt Securities Guarantees, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company and the Subordinated Indenture Trustee, and will be in full force and effect and will not have been terminated or rescinded by the Company or the Subordinated Indenture Trustee; (3) at the time of execution,

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November 5, 2010

countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent, and will be in full force and effect and will not have been terminated or rescinded by the Company or the Warrant Agent; (4) at the time of execution, countersignature, issuance and delivery of depositary receipts evidencing the Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Depositary Agent, and will be in full force and effect and will not have been terminated or rescinded by the Company or the Depositary Agent; (5) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any Guarantor, if applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor, if applicable; (6) upon issuance of any Common Stock or Preferred Stock, including upon exercise or conversion of any Security, the total number of shares of Common Stock or Preferred Stock will not exceed the total number of shares of Common Stock or Preferred Stock that the Company is then authorized to issue under the Certificate of Incorporation; (7) at the time of a sale of any Securities, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws; and (8) all Securities will be issued and sold in the manner stated in the applicable Prospectus Supplement.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.           With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly constituted and acting committee of such Board of Directors (such Board of Directors,  or committee, as the case may be, the “Board”), and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities (including any Debt Securities duly issued upon the exercise of any Warrants) will constitute valid and legally binding obligations of the Company.

2.           With respect to the Debt Securities Guarantees, assuming the (a) taking of all necessary corporate or limited liability company action, as the case may be, to authorize and approve the issuance and terms of each Debt Securities Guarantee, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of each Debt Securities Guarantee, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, Board of Managers or similar body of such Guarantor, or a duly constituted and acting committee thereof, and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities Guarantee will constitute valid and legally binding obligations of such Guarantor.

Terex Corporation
November 5, 2010

3.           With respect to the Common Stock, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock (including any Common Stock duly issued upon conversion, exchanged or exercise of any Securities) will be validly issued, fully paid and nonassessable.

4.           With respect to the Preferred Stock, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of a Certificate of Designation with respect to the Preferred Stock with the Secretary of State of the State of Delaware authorizing and establishing the terms of the Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock (including any Preferred Stock duly issued upon conversion, exchanged or exercise of any Securities) will be validly issued, fully paid and nonassessable.

5.           With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company.

6.           With respect to the Depositary Shares, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of a Certificate of Designation with respect to the related Preferred Stock with the Secretary of State of the State of Delaware authorizing and establishing the terms of such Preferred Stock, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus Supplement, (d) due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board and (e) due issuance and delivery of receipts (“Receipts”) evidencing the Depositary Shares against the deposit of the related Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)           Our opinions herein reflect only the application of applicable New York State law (excluding the securities and blue sky laws of such state, as to which we express no opinion), the Federal laws of the United States of America and, to the extent required by the foregoing opinions,

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November 5, 2010

the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)           Our opinions contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

(c)           Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)           We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any of the Indentures, Warrant Agreement, Deposit Agreement, or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

(e)           We express no opinion as to the enforceability of any provision in any of the Indentures, Warrant Agreement, Deposit Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F)

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modify or waive the rights to notice, legal defenses, statutes of limitations and statutes of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law, (G) govern choice of law or conflicts of laws, or (H) provide for or grant a power of attorney.

(f)           You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.  We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof.  We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP

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